Exhibit 99.1

Dyadic Announces Discovery of Potentially Material Operational and Financial Improprieties at its Hong Kong and Mainland China Operations

JUPITER, Fla. - April 24, 2007 - Dyadic International, Inc. (AMEX: DIL) today announced that it has discovered potentially material operational and financial improprieties at its Hong Kong and mainland China operations following the recent death of the managing director of its Hong Kong operations.

The Company’s audit committee, upon the advice of counsel, has initiated an independent investigation of the facts surrounding these improprieties. Pending the completion of the investigation, the Company’s chief executive officer and chairman of its board of directors, Mark A. Emalfarb, will be on a leave of absence from all of his positions and offices with the Company, and he has also taken a leave of absence from his position as a member and chairman of the board.

Wayne Moor, the Company’s chief financial officer, has assumed the position of Chief Executive Officer on an interim basis during the pendency of the investigation.

Dr. Glenn E. Nedwin, the Company’s chief scientific officer and a member of the board of directors, has assumed the additional responsibilities of President on an interim basis during the pendency of the investigation.

Lisa De La Pointe, the Company’s director of financial reporting, has assumed the additional responsibilities of Chief Financial Officer on an interim basis during the pendency of the investigation.

As a result of these improprieties, the Company will not be in a position to make a timely filing with the Securities and Exchange Commission of its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, nor will it be in a position to announce its operational and financial results for the quarter. The Company expects to file the Quarterly Report as soon as practicable.

On April 23, 2007, the Company’s board of directors, upon the recommendation of the audit committee, determined that the Company’s previously filed financial statements, including those contained in its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB, as filed with the SEC, should no longer be relied upon.

The Company has notified and is working with Ernst & Young LLP, its independent registered public accounting firm, to address these matters.

The Company is in discussions with the American Stock Exchange regarding the continued listing of its shares; however, it anticipates that the Exchange may, in accordance with its rules, initiate delisting proceedings against the Company. Furthermore, the Company has been notified by the Exchange that the trading in its shares will continue to be halted until such time as additional information regarding these matters is publicly available.

About Dyadic
Dyadic International, Inc., based in Jupiter, Florida, with operations in the United States, Hong Kong and mainland China, Poland and The Netherlands, is a global biotechnology company that uses its patented and proprietary technologies (the “Dyadic Platform Technology”) to conduct research and development activities for the discovery, development, and manufacture of products and enabling solutions to the bioenergy, industrial enzyme and pharmaceutical industries.

Cautionary Statement for Forward-Looking Statements

Certain statements contained in this press release are "forward-looking statements." These forward-looking statements involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of these risks and uncertainties, please see our filings from time to time with the Securities and Exchange Commission, which are available free of charge on the SEC's web site at http://www.sec.gov, including our Annual Report on Form 10-KSB for the year ended December 31, 2006, and our subsequent filings with the SEC. Except as required by law, we expressly disclaim any intent or obligation to update any forward-looking statements.

Contact:

Dyadic International, Inc.

Alexander (Sasha) Bondar, 561-743-8333

sbondar@dyadic.com

http://www.dyadic.com

or

Berkman Associates

Investor Relations Counsel

Neil Berkman, 310-826-5051

info@berkmanassociates.com